                                                                    EXHIBIT 10.3

                             FIFTH RENEWAL AGREEMENT

         This FIFTH RENEWAL AGREEMENT, dated as of July 15, 1998 (this "Agreement"), is made by and between Greenwich Capital Financial Products, Inc. ("GCFP") and Cityscape Corp. ("Cityscape").

         Reference is made to the Master Loan and Security Agreement, dated as of January 1, 1997 (the "Loan Agreement"), by and between Cityscape, as Borrower, and GCFP, as Lender, whereby GCFP has agreed to make certain loans to Cityscape, which loans are secured by, among other things, certain mortgage loans, owned by Cityscape, as provided in the Loan Agreement and the other agreements entered into in connection with the execution of the Loan Agreement (collectively, the "Loan Facility"). As provided in the Loan Agreement, the term of the Loan Facility expired on December 31, 1997. Pursuant to the December 31, 1997 Extension Agreement (the "Extension Agreement") GCFP and Cityscape agreed to extend the term of the Loan Facility as modified by the Extension Agreement for the period commencing on January 1, 1998 and ending on March 31, 1998 (the "Extension Period"). Pursuant to the terms of the Fourth Renewal Agreement, dated as of June 30, 1998 GCFP and Cityscape agreed to further extend the Extension Period to July 15, 1998. GCFP and Cityscape wish to further extend the Extension Period to September 8, 1998.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Loan Agreement, including by way of reference to any other documents or agreements.

         2. RENEWAL. Notwithstanding anything contained in Section 1 or in the notice provisions of Section 2.11 of the Loan Agreement, GCFP and Cityscape hereby agree, upon the terms and conditions set forth in the Loan Facility, the Extension Agreement, the First Renewal Agreement and the Second Renewal Agreement and the Third Renewal Agreement and the Fourth Renewal Agreement to extend the Extension Period through September 8, 1998 which term may be extended for an additional period or periods in the sole discretion of GCFP upon the written request of Cityscape.

         3. AMENDMENT. The "Maximum Credit" available under the Loan Facility will be $150,000,000 minus the sum of the aggregate principal balance of loans which GCFP has purchased from Cityscape pursuant to one of the various Mortgage Loan Purchase Agreements executed between the parties and which (i) have not been sold to third parties; and/or (ii) for which servicing has not yet been transferred to a third party.

         4. FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Agreement.

         5. CONFLICTS. Unless specifically amended or revised herein, all the terms and conditions of the Loan Agreement, the Loan Facility, the Extension Agreement, the First Renewal Agreement and the Second Renewal Agreement and the Third Renewal Agreement and the Fourth Renewal Agreement shall remain in full force and effect. In the event of a conflict of any provision hereof with any provision or definition set forth in the Loan Agreement or the Loan Facility, the Extension Agreement, the First Renewal Agreement or the Second Renewal Agreement or the Third Renewal Agreement or the Fourth Renewal Agreement, the provisions and definitions of this Fifth Renewal Agreement shall control.

         6. AMENDMENT. The provisions of this Fifth Renewal Agreement may only be amended, revised, modified or supplemented by a written agreement executed by the parties hereto.

         7. GOVERNING LAW. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

         IN WITNESS WHEREOF, GCFP and Cityscape have caused this Fifth Renewal Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.


                                     CITYSCAPE CORP.


                                     By:  /s/ Cheryl P. Carl
                                           ----------------------
                                      Name:  Cheryl P. Carl
                                           Title:  Executive VP


                                     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                     By:   /s/ Paul Stevelman
                                           ----------------------
                                      Name:  Paul Stevelman
                                           Title:  Secretary